Exhibit 8

Company	Country of Incorporation
Oak Shipping Co. Ltd.	Liberia
Avra Trading Co. Ltd.	Liberia
Romeo Shipping Company Limited	Liberia
Figaro Shipping Company Limited	Liberia
Juliet Shipping Company Limited	Liberia
Rigoletto Shipping Company Limited	Liberia
Essex Shipping Co. Ltd	Liberia
Grevia Marine Co. Ltd.	Cyprus
Seaport Shipping Corp.	Liberia
Kingsbridge Shipping Co. Ltd.	Liberia
Azimuth Shipping Company Ltd.	Liberia
Bosphorus Shipping Co. Ltd.	Liberia
Oceana Shipping Company Ltd.	Liberia
Horizana Shipping Co. Ltd.	Malta
Fortitude Shipping Co. Ltd.	Malta
Klera Navigation Co. Ltd.	Cyprus
Status Fame S.A.	Panama
Magnum Faith S.A.	Panama
Ergo Glory S.A.	Panama
Sea Mayfair S.A.	Panama
Jersey Shipping Co. Ltd.	Cyprus
Annapolis Shipping Co. Ltd.	Cyprus
World Excellence S.A.	Panama
Apollo Honour S.A.	Panama
Apollo Glory S.A.	Panama
Apollo Excellence S.A.	Panama
Activity Excellence S.A.	Panama
Worldwide Overseas S.A.	Panama
Sea Mentor S.A.	Panama
Fortune Faith S.A.	Panama
Victory Faith S.A.	Panama
Victory Spirit S.A.	Panama
Victory Mare S.A.	Panama
Universal Reserve S.A.	Panama
Sea Countess S.A.	Panama
Global Triumph S.A.	Panama
Mercury Emerald S.A.	Panama
Powerful Shipping S.A.	Panama
Sea Optima S.A.	Panama